UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - MARCH 30, 2006

XL GENERATION INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-31165	20-0909393
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Sumpfstrasse 32
6304 Zug, Switzerland
(Address of principal executive offices)

4141 723 1090
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01: Entry into a Material Definitive Agreement.

On April 5, 2006, XL Generation International Inc. (the “Company”) filed a Form 8-K in connection with the entry by the Company and its sole operating subsidiary into certain material agreements. The Company is hereby filing Amendment Number 1 to such Form 8-K to correct and clarify certain disclosures in respect of the terms and conditions of such agreements.

Employment Agreements with Officers and Directors

On March 30, 2006, XL Generation AG, the sole operating subsidiary of the Company, entered into employment agreements with three individuals who are officers and directors of the Company. Set forth below is a description of the terms and conditions of these agreements.

On March 30, 2006, XL Generation AG entered into an employment agreement with Alain Lemieux. Mr. Lemieux is the President and Chief Executive Officer of the Company. Mr. Lemieux is also a director of the Company, and 13,000,000 of the Company’s outstanding shares (which are held by the Alain Lemieux Trust) may be deemed to be beneficially owned by Mr. Lemieux (representing 39.5% of the Company’s currently outstanding common stock). Although the agreement was executed and delivered as of March 30, 2006, the parties have agreed that its terms will be effective retroactive to October 1, 2005. The agreement has no set termination date; however, the agreement may be terminated at any time by either of the parties, subject to certain termination provisions documented below. Pursuant to this agreement, Mr. Lemieux is entitled to receive USD $240,000 annually, indexed according to the rate of the Consumer Price Index. Mr. Lemieux is also entitled to a housing allocation of 3,500 Swiss Francs (approximately $2,695.35) per month and an automobile allowance of 7,500 Swiss Francs (approximately $5,775.75) per year. In the event that certain sales targets are met, Mr. Lemieux will be entitled to an increase in salary based on a formula set forth in the agreement. Mr. Lemieux may terminate this agreement at any time, with a minimum of six (6) months notice. Mr. Lemieux may be terminated without cause, with three (3) months notice. In the event of Mr. Lemieux’s termination without cause, he shall be entitled under this agreement to severance pay for three years equal to his average salary over the past five years. Furthermore, in the event of his dismissal without cause, Mr. Lemieux shall also be entitled, for every year until his 60th birthday, to receive options permitting him to purchase 100,000 shares of the Company’s common stock, for a purchase price equal to 25% of the average closing price of the Company’s common stock as calculated by reference to the thirty trading days prior to the date of anniversary of his dismissal.

On March 30, 2006, XL Generation AG entered into an employment agreement with Daniel Courteau, the Company’s Vice President, legal affairs. Mr. Courteau is also a director of the Company. This agreement will commence as of January 1, 2007. This agreement has no set termination date; however, this agreement may be terminated at any time by either of the parties, subject to certain termination provisions documented below. Pursuant to this agreement, Mr. Courteau is entitled to receive $175,000 USD annually. Mr. Courteau is also entitled to a housing allocation of 3,500 Swiss Francs (approximately $2,695.35) per month and an automobile allowance of 7,500 Swiss Francs (approximately $5,775.75) per year. In the event that certain sales targets are met, Mr. Courteau will be entitled to an increase in salary based on a formula set forth in the agreement. Mr. Courteau may terminate this agreement at any time, with a minimum of six (6) months notice. Mr. Courteau may be terminated without cause, with three (3) months notice. In the event of Mr. Courteau’s termination without cause, he shall be entitled under this agreement to severance pay for three years equal to his average salary over the past five years. Furthermore, in the event of his dismissal without cause, Mr. Courteau shall also be entitled, for every year until his 60th birthday, to receive options permitting him to purchase 75,000 shares of the Company’s common stock, for a purchase price equal to 25% of the average closing price of the Company’s common stock as calculated by reference to the thirty trading days prior to the date of anniversary of his dismissal.

On March 30, 2006, XL Generation AG entered into an employment agreement with Flemming Munck, the Company’s Chief Financial Officer. Mr. Munck is also a director of the Company. Although this agreement was executed and delivered as of March 30, 2006, the parties have agreed that its terms will be effective retroactive to October 1, 2005. This agreement has no set termination date; however, this agreement may be terminated at any time by either of the parties, subject to certain termination provisions documented below. Pursuant to this agreement, Mr. Munck is entitled to receive $150,000 USD annually. Mr. Munck is also entitled to a housing allocation of 3,500 Swiss Francs (approximately $2,695.35) per month and an automobile allowance of 7,500 Swiss Francs (approximately $5,775.75) per year. In the event that certain sales targets are met, Mr. Munck will be entitled to an increase in salary based on a formula set forth in the agreement. Mr. Munck may terminate this agreement at any time, with a minimum of six (6) months notice. Mr. Munck may be terminated without cause, with three (3) months notice. In the event of Mr. Munck’s termination without cause, he shall be entitled under this agreement to severance pay for three years equal to his average salary over the past five years. Furthermore, in the event of his dismissal without cause, Mr. Munck shall also be entitled, for every year until his 60th birthday, to receive options permitting him to purchase 50,000 shares of the Company’s common stock, for a purchase price equal to 25% of the average closing price of the Company’s common stock as calculated by reference to the thirty trading days prior to the date of anniversary of his dismissal.

2006 Equity Incentive Plan

On March 30, 2006, the Company adopted a 2006 Equity Incentive Plan (the “Plan”), effective as of March 24, 2006. Under the Plan, the Company may issue options, stock appreciation rights, restricted shares, deferred shares or performance shares. The maximum number of such shares of the Company’s common stock that may be issued under the Plan is 2,000,000 shares.

The Company’s officers, directors, employees and consultants, as well as those of its subsidiaries, may participate in the Plan, as the Company’s Compensation Committee may deem to be advisable and in the best interests of the Company. No one individual may be awarded options to purchase more than 500,000 shares in any one fiscal year. No one individual may be granted more than 250,000 shares in any one fiscal year. The terms and conditions of each grant shall be as set forth in an award agreement approved by the Compensation Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, XL Generation International Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

XL GENERATION INTERNATIONAL INC.

Dated: April 17, 2006	By:	/s/ Alain Lemieux
Name: Alain Lemieux
Title: President, Chief Executive Officer, and Director